UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2019

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2019, Immunomedics, Inc. (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Michael Pehl, the Company’s former Chief Executive Officer, President and member of the Company’s Board of Directors (the “Board”). As previously disclosed, Mr. Pehl resigned as Chief Executive Officer, President and member of the Company’s Board effective February 23, 2019. Pursuant to the Separation Agreement, Mr. Pehl will receive (i) cash payments totaling $1,015,759, payable in equal monthly installments over an 18-month period in accordance with the Company’s regularly scheduled payroll practices, and (ii) continued health coverage for 18 months. Mr. Pehl also released the Company from any and all claims with respect to all matters arising out of or related to Mr. Pehl’s employment by the Company and his resignation. The vesting and exercisability of any outstanding stock options held by Mr. Pehl will be governed by the applicable award agreements and the terms and conditions of the Immunomedics, Inc. 2014 Long-Term Incentive Plan.

The Company expects to file the Separation Agreement as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019. The foregoing description is qualified in its entirety by reference to the complete text of the Separation Agreement when filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2019	By:	/s/ Usama Malik
Name: Usama Malik
Title: Chief Financial Officer